As filed with the Securities and Exchange Commission on May 19, 2008

Registration No. 333-133573

333-133573-01

333-133573-02

333-133573-03

333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PartnerRe Ltd.		PartnerRe Finance A LLC		PartnerRe Finance II Inc.		PartnerRe Capital Trust II
(Exact name of registrant as specified in its charter)		(Exact name of registrant as specified in its charter)		(Exact name of registrant as specified in its charter)
PartnerRe Capital Trust III
(Exact name of registrant as specified in its charter)
Bermuda	Not Applicable	Delaware	13-3399661	Delaware	02-0540831	Delaware	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

90 Pitts Bay Road Pembroke HM 08 Bermuda (441) 292-0888 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		c/o PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT 06830-6352 (203) 485-4200		c/o PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT 06830-6352 (203) 485-4200		c/o PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT 06830-6352 (203) 485-4200
		(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Scott D. Moore

PartnerRe U.S. Corporation

One Greenwich Plaza

Greenwich, CT 06830-6352

(203) 485-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Albert A. Benchimol Executive Vice President & Chief Financial Officer 90 Pitts Bay Road Pembroke HM 08 (441) 292-0888	Richard J. Sandler, Esq. Ethan T. James, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Shares (6)
Preferred Shares (7)			$			$
Depositary Shares (8)
Debt Securities (9)
Warrants to Purchase Common or Preferred Shares
Warrants to Purchase Debt Securities
Purchase Contracts/Purchase Units
Units (10)
Debt Securities of PartnerRe Finance II Inc. (11)
Guarantee of Debt Securities of PartnerRe Finance II Inc. (12)
Senior Debt Securities of PartnerRe Finance A LLC (11)
Guarantee of Senior Debt Securities of PartnerReFinance A LLC (12)
Preferred Securities of PartnerRe Capital Trust II
Preferred Securities of PartnerRe Capital Trust III
Guarantee of Preferred Securities of Capital Trust II and certain backup undertakings (13)
Guarantee of Preferred Securities of Capital Trust III and certain backup undertakings (13)
Total	(3)	(3)		(2	)(3)		(4	)(5)

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	Such indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units of PartnerRe, debt securities of PartnerRe Finance II, senior debt securities of PartnerRe Finance A LLC, preferred securities of Capital Trust II and preferred securities of Capital Trust III as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies.

(3)	Not applicable pursuant to Form S-3 General Instruction II (E).

(4)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

(5)	A registration fee of $74,151 was previously paid in connection with the registration statement on Form S-3 (No. 333-124713) filed by the Registrants on May 6, 2005 of which $49,467 remained unutilized. Pursuant to Rule 457(p) under the Securities Act, the unutilized filing fee of $49,467 that was previously paid was applied to the filing fee payable in connection with this Registration Statement. Since this Registration Statement was originally filed on April 26, 2006, $22,717 of the previously paid fee remains unutilized.

(6)	Also includes such presently indeterminate number of common shares as may be issued by PartnerRe (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.

(7)	Also includes such presently indeterminate number of preferred shares as may be issued by PartnerRe (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to share purchase contracts.

(8)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.

(9)	Subject to Note (2), such indeterminate principal amount of debt securities of PartnerRe (which may be senior or subordinated).

(10)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.

(11)	Subject to Note (2), such indeterminate principal amount of senior, subordinated or junior subordinated debt securities of PartnerRe Finance II or senior debt securities of PartnerRe Finance A LLC.

(12)	No separate consideration will be received for the guarantees of the debt securities issued by PartnerRe Finance II or PartnerRe Finance A LLC.

(13)	No separate consideration will be received for the guarantees of the preferred securities issued by Capital Trust II or Capital Trust III. The guarantees include the rights of holders of the preferred securities under the guarantees and certain backup undertakings, comprised of obligations of PartnerRe as guarantor of the junior subordinated debt securities under a junior subordinated indenture, any supplemental indentures thereto and any related guarantee agreement and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of Capital Trust II and/or Capital Trust III, as described in the Registration Statement. All obligations under the applicable trust agreement, including the indemnity obligation, are included in the back-up undertakings.

EXPLANATORY NOTE

This registration statement is a post-effective amendment to the registration statement on Form S-3 of PartnerRe Ltd. (File No. 333-133573) (the “Registration Statement”). This post-effective amendment to the Registration Statement adds PartnerRe Finance A LLC, an indirect wholly owned finance subsidiary of PartnerRe Ltd., as a registrant, and includes the registration of senior debt securities of PartnerRe Finance A LLC and guarantee thereof by PartnerRe Ltd. This post-effective amendment to the Registration Statement contains a prospectus to be used by PartnerRe Finance A LLC in connection with offerings of its senior debt securities, fully and unconditionally guaranteed by its indirect parent company, PartnerRe Ltd. A prospectus to be used by: (i) PartnerRe Ltd. in connection with offerings of its common shares, preferred shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units; (ii) PartnerRe Finance II Inc. in connection with offerings of its debt securities (and the guarantees thereof); and (iii) each of Capital Trust II and Capital Trust III in connection with offerings of their preferred securities (and the guarantees thereof), was, in each case, included in this Registration Statement as originally filed.

PROSPECTUS

Senior Debt Securities

of

PartnerRe Finance A LLC

Fully And Unconditionally Guaranteed By

PartnerRe Ltd.

The senior debt securities will be fully and unconditionally guaranteed on a senior unsecured basis by PartnerRe Ltd., the indirect parent company of PartnerRe Finance A LLC (“PRE Finance”).

PRE Finance will provide the specific terms and prices of the senior debt securities that it may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to confirm sales of any senior debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the senior debt securities.

These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, the offering prices and any applicable commission or discount will be stated in an accompanying prospectus supplement.

Investing in the senior debt securities involves certain risks. See “Risk Factors” on page 2 and beginning on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 29, 2008.

THE SECURITIES AND EXCHANGE COMMISSION, STATE SECURITIES REGULATORS, THE MINISTER OF FINANCE AND THE REGISTRAR OF COMPANIES IN BERMUDA AND THE BERMUDA MONETARY AUTHORITY HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 19, 2008.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT AND IN ANY FREE WRITING PROSPECTUS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ANY INFORMATION ABOUT THE TERMS OF OFFERED SECURITIES WE, PARTNERRE FINANCE A LLC OR THE UNDERWRITERS CONVEY TO YOU. NEITHER WE NOR PARTNERRE FINANCE A LLC HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. IF ANYONE PROVIDED YOU WITH ADDITIONAL OR DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE AND PARTNERRE FINANCE A LLC ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, ANY SUPPLEMENT OR ANY FREE WRITING PROSPECTUS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and certain of our subsidiaries, including PRE Finance, filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to, among other things, the senior debt securities (and the guarantee thereof) described in this prospectus. This means:

•	we and PRE Finance will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, change or update information contained in this prospectus.

This prospectus provides you with a general description of the senior debt securities (and the guarantee thereof) that we and PRE Finance may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, PRE Finance and the senior debt securities, please refer to the registration statement. To the extent that information in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

All references in this base prospectus to “we,” “us,” “our” or “PartnerRe” refer to PartnerRe Ltd. References to “PRE Finance” or the “issuer” refer to PartnerRe Finance A LLC, the issuer of the senior debt securities and an indirect wholly owned subsidiary of PartnerRe Ltd.

PARTNERRE FINANCE A LLC

PRE Finance, which was formed on May 6, 2008, is a Delaware limited liability company. PRE Finance is an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation, that was created solely for the purpose of issuing, from time to time, debt securities and lending the proceeds from such issuance to PartnerRe U.S. Corporation. The principal executive offices of PRE Finance are c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, Connecticut 06830-6352, Attention: Tom Forsyth, and its telephone number is (203) 485-4200.

PARTNERRE LTD.

We are a Bermuda company with principal executive offices located at 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Our telephone number is (441) 292-0888.

We provide reinsurance on a worldwide basis through our wholly owned subsidiaries, Partner Reinsurance Company Ltd., Partner Reinsurance Europe Limited and Partner Reinsurance Company of the U.S. Risks reinsured include, but are not limited to property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines and life/annuity and health. We also offer alternative risk products that include weather and credit protection to financial, industrial and service companies on a worldwide basis.

On January 1, 2008, we restructured our European operations to create a single operating platform in Europe through our Irish reinsurance subsidiary, Partner Reinsurance Europe Limited (“PartnerRe Europe”). Following the reorganization, PartnerRe Europe is the principal reinsurance carrier for all of our business underwritten in France, Ireland and Switzerland and for the non-life business underwritten in Canada. Contemporaneously, the business, assets and liabilities of the Canadian life branch of PartnerRe SA were transferred to a new Canadian life branch of Partner Reinsurance Company Ltd. See “Part I—Item I. Business—General” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for more information relating to the reorganization.

For further information regarding PartnerRe, including financial information, you should refer to our recent filings with the Commission.

RISK FACTORS

Before you invest in securities issued by us or PRE Finance, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 29, 2008, which we incorporate by reference into this prospectus; and

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the Commission.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may be considered forward-looking statements as defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. Forward-looking statements are made based upon our assumptions and expectations concerning the potential effect of future events on our financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Our forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments. The following review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere:

(1)	the occurrence of catastrophic events or other reinsured events with a frequency or severity exceeding our expectations;

(2)	a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

(3)	increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

(4)	actual losses and loss expenses exceeding our estimated loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

(5)	uncertainty related to estimated losses and unanticipated losses from catastrophe events;

(6)	acts of terrorism, acts of war and other man-made or unanticipated perils;

(7)	changes in the cost, availability and performance of retrocessional reinsurance, including the ability to collect reinsurance recoverables;

(8)	concentration risk in dealing with a limited number of brokers;

(9)	credit risk relating to our brokers, cedants and other counterparties;

(10)	developments in and risks associated with global financial markets that could affect our investment portfolio;

(11)	changing rates of interest, inflation and other economic conditions;

(12)	availability of borrowings and letters of credit under our credit facilities;

(13)	ability to obtain any additional financing on favorable terms;

(14)	impact of fluctuations in foreign currency exchange rates;

(15)	actions by rating agencies that might impact our ability to continue to write existing business or write new business;

(16)	changes in accounting policies, their application or interpretation;

(17)	changes in the legal or regulatory environments in which we operate, including the passage of federal or state legislation subjecting our non-U.S. operations to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate, the passage of legislation in the U.S. that would subject our U.S. shareholders to tax rates on dividends that are disadvantageous, and any measures designed to limit harmful tax competition that may affect Bermuda;

(18)	potential industry impact of investigations into market practices in the U.S. property and casualty industry;

(19)	legal decisions and rulings and new theories of liability;

(20)	amount of dividends received from our subsidiaries;

(21)	new mass tort actions or reemergence of old mass torts such as asbestosis;

(22)	declines in the equity and credit markets;

(23)	changes in social and environmental conditions; and

(24)	operations risks, including human or system failures.

The words “believe,” “anticipate,” “estimate,” “project,” “plan,” “expect,” “intend,” “hope,” “will likely result” or “will continue,” or words of similar import, generally involve forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of senior debt securities offered by PRE Finance will be lent to PartnerRe U.S. Corporation.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The senior debt securities will be issued under an indenture to be entered into among PRE Finance, as issuer, PartnerRe Ltd., as guarantor, and The Bank of New York, as trustee. The senior indenture is referred to in this prospectus as the “indenture.” The indenture may be supplemented from time to time.

The following summary of the material terms and provisions of the indenture and the senior debt securities is not complete and is qualified in its entirety by the terms and provisions of the indenture, including the definitions of some of the terms used below, and the senior debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to the senior debt securities of each series will be described in the prospectus supplement relating to the senior debt securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the Commission. For a complete description of the terms of a particular series of senior debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture does not limit the aggregate principal amount of senior debt securities that PRE Finance may issue. The indenture provides that PRE Finance may issue senior debt securities from time to time in one or more series (Section 3.01). The indenture does not limit the amount of other indebtedness or the amount of senior debt securities which PRE Finance may issue.

Unless otherwise provided in the related prospectus supplement, the senior debt securities covered by this prospectus will be unsecured obligations of PRE Finance and will rank equally with all of its other senior unsecured indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of PRE Finance’s senior debt securities who are creditors of PartnerRe by virtue of our guarantee of the senior debt securities issued by PRE Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. The rights of our creditors (including the holders of PRE Finance’s senior debt securities who are creditors of PartnerRe by virtue of our guarantee of the senior debt securities issued by PRE Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

The prospectus supplement relating to the senior debt securities being offered by PRE Finance will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such senior debt securities,

•	the aggregate principal amount of such senior debt securities and any limit upon such principal amount;

•	the date or dates on which the principal of such senior debt securities will be payable;

•	the rate or rates at which such senior debt securities will bear interest, if any;

•	the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such senior debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the portion of the principal amount of the senior debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such senior debt securities will be payable;

•	any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations in which any senior debt securities to be issued in registered form (as defined below) will be issuable;

•	if other than a denomination of $5,000, the denominations in which any senior debt securities to be issued in bearer form (as defined below) will be issuable;

•	any convertibility or exchangeability provisions;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such senior debt securities;

•

whether such senior debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

•	the agreement relating to our guarantee of such senior debt securities;

•	United States federal income tax considerations, if any;

•	the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the senior debt securities will be payable;

•	any deletions from, modifications of or additions to the Events of Default or covenants of PRE Finance with respect to such senior debt securities; and

•	any other material terms of such senior debt securities and any other deletions from or modifications or additions to the indenture. (Section 3.01)

PRE Finance will have the ability under the indenture to “reopen” a previously issued series of the senior debt securities and issue additional senior debt securities of that series or establish additional terms of that series. PRE Finance is also permitted to issue senior debt securities with the same terms as previously issued senior debt securities. (Section 3.01)

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to the senior debt securities will be payable at the office or agency maintained by PRE Finance for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of senior debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on senior debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the senior debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such senior debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the senior debt securities are registered. All paying agents initially designated by PRE Finance for the senior debt securities will be named in the related prospectus supplement. PRE Finance may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that PRE Finance will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the senior debt securities are payable. (Sections 3.07, 10.02 and 11.06)

Unless otherwise provided in the related prospectus supplement, the senior debt securities may be presented for transfer or exchanged for other senior debt securities of the same series at the office or agency maintained by PRE Finance for such purposes. This office will initially be the corporate trust office of the trustee. If so required by PRE Finance or the security registrar, any senior debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Senior debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but PRE Finance or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. PRE Finance will not be required to:

•

issue, register the transfer of, or exchange, the senior debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such senior debt securities and ending at the close of business on the day of such mailing,

•	register the transfer of or exchange any senior debt security so selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part, or

•

register the transfer of or exchange any senior debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such senior debt security not to be so repaid. (Section 3.05)

PRE Finance has appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by either issuer for any senior debt securities will be named in the related prospectus supplement. PRE Finance may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that PRE Finance will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the senior debt securities are payable. (Section 10.02)

Unless otherwise provided in the related prospectus supplement, the senior debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000.

The senior debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global senior debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the senior debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such senior debt securities and to payment on and transfer and exchange of such senior debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

If the purchase price of any senior debt securities is payable in one or more foreign currencies or currency units or if any senior debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any senior debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such senior debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

PRE Finance will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of PRE Finance to purchase senior debt securities at the option of the holders. Any such obligation applicable to a series of senior debt securities will be described in the related prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of senior debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which senior debt securities of any series are convertible into or exchangeable for other securities, whether or not issued by PRE Finance, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of PRE Finance, in which the securities, property or cash to be received by the holders of the senior debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and PRE Finance’s organizational documents.

Global Securities

The senior debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The depositary will be a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/ or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The specific terms of the depositary arrangement with respect to a series of the senior debt securities will be described in the prospectus supplement relating to such series. PRE Finance anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such senior debt securities or by PRE Finance if such senior debt securities are offered and sold directly by PRE Finance. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through, the participants’ records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary, or its nominee, is the owner of record of a global security, PRE Finance considers such depositary or its nominee the sole owner or holder of the senior debt securities represented by a global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the senior debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the senior debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture under which these senior debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if PRE Finance requests any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Payments of principal of, any premium and interest on, and any additional amounts on, the senior debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar or PRE Finance will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such senior debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PRE Finance expects that the depositary for a series of the senior debt securities or its nominee, upon receipt of any payment with respect to such senior debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such senior debt securities as shown on the records of such depositary or its nominee. PRE Finance also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture provides that global securities will be exchanged for the senior debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:

•

the depositary for a series of the senior debt securities notifies PRE Finance that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by PRE Finance within 90 days of written notice;

•

PRE Finance determines that the senior debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or

•	an Event of Default with respect to a series of the senior debt securities has occurred and is continuing.

Such definitive senior debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) PRE Finance expects that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

Unless otherwise provided in the related prospectus supplement, PRE Finance will make all payments of principal of and premium, if any, interest and any other amounts on, the senior debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction in which PRE Finance is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction by PRE Finance is required by the law of the jurisdiction in which PRE Finance is organized, PRE Finance will, subject to certain limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any such senior debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such senior debt security and the indenture to be then due and payable.

Notwithstanding the foregoing, PRE Finance will not be required to pay any additional amounts under the indenture for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such senior debt security, (b) presented such senior debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such senior debt security could not have been presented for payment elsewhere, or (c) presented such senior debt security for payment more than 30 days after the date on which the payment in respect of such senior debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such senior debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such senior debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, PRE Finance will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such senior debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such senior debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the senior debt security. (Section 10.04)

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that PRE Finance may not (1) consolidate or amalgamate with, or merge into, any person or convey, transfer or lease the properties and assets of PRE Finance as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into PRE Finance, or convey, transfer or lease such person’s properties and assets as an entirety or substantially as an entirety to PRE Finance, unless:

•

such person is a corporation, limited liability company, incorporated association, company or business trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development;

•

such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the senior debt securities issued under the indenture, and the performance of PRE Finance’s obligations under the indenture and the senior debt securities issued under the indenture, and provides for conversion or exchange rights in accordance with the provisions of the senior debt securities of any series that are convertible or exchangeable into other securities;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of PRE Finance as a result of such transaction as having been incurred by PRE Finance at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

•	certain other conditions are met. (Section 8.01)

The indenture includes a like restriction on consolidation, amalgamation and merger involving PartnerRe, as guarantor of PRE Finance’s obligations under PRE Finance’s senior debt securities. (Section 8.03)

Events of Default

Unless PRE Finance provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default with respect to the senior debt securities under the indenture:

(1)	default in paying interest or any additional amounts on any senior debt security, when they become due and payable, and the default continues for a period of 30 days;

(2)	default in paying principal, any premium or any additional amounts on any senior debt security, when such principal, additional amount or premium becomes due and payable;

(3)	default in the performance, or breach, of any covenant or warranty of PRE Finance or us in the indenture for the benefit of such senior debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the indenture;

(4)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of PRE Finance or us for borrowed money (other than Indebtedness which is non-recourse to us or PRE Finance, as the case may be) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture;

(5)	PRE Finance or we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

(6)	certain events relating to bankruptcy, insolvency or reorganization of PRE Finance or us. (Section 5.01)

If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the senior debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of such series may, by written notice as provided in the indenture, declare the principal amount (or such lesser amount as may be provided for in the senior debt securities of such series) of all outstanding senior debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the senior debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the senior debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02)

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the senior debt securities of any series (a “default”), the trustee will transmit, in the manner set forth in the indenture, notice of such default to the holders of the senior debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal, premium, interest or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as PRE Finance’s member(s) or officers and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the senior debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)

If an Event of Default occurs and continues with respect to the senior debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the senior debt securities of such series by all appropriate judicial proceedings. (Section 5.03) The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the senior debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the indenture, the holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to senior debt securities of such series. (Section 5.12)

Modification and Waiver

PRE Finance and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:

•	changes to the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any senior debt security; or

•

reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt security.

PRE Finance and the trustee may modify or amend the indenture and the senior debt securities of any series without the consent of any holder in order to, among other things:

•	provide for PRE Finance’s and/or our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	provide for a successor trustee with respect to the senior debt securities of all or any series;

•	cure any ambiguity, defect or inconsistency;

•	make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of the senior debt securities of any series; or

•	make any other change that does not materially adversely affect the interests of the holders of any senior debt securities then outstanding under the indenture. (Section 9.01)

The holders of at least a majority in principal amount of the senior debt securities of any series may, on behalf of the holders of all senior debt securities of that series, waive compliance by PRE Finance with certain restrictive provisions of the indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all senior debt securities of that series, waive any past default and its consequences under the indenture with respect to senior debt securities of that series, except a default:

•	in paying principal, premium, interest or any additional amounts with respect to the senior debt securities of that series; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each senior debt security of any series. (Section 5.13)

Under the indenture, PRE Finance is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. PRE Finance is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)

Discharge, Defeasance and Covenant Defeasance

PRE Finance may discharge certain obligations to holders of any series of the senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such senior debt securities are payable in an amount sufficient to pay the entire indebtedness on such senior debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such senior debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)

The indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, PRE Finance may elect to either:

•

to defease and be discharged from any and all obligations with respect to such senior debt securities (except for, among other things, the obligation of PRE Finance to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such senior debt securities and other obligations to register the transfer or exchange of such senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to such senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

•

to be released from its obligations with respect to such senior debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by PRE Finance with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such senior debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such senior debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such senior debt securities on the scheduled due dates. (Section 4.02)

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which PRE Finance is a party or by which it is bound;

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

•

with respect to registered securities and any bearer securities for which the place of payment is within the United States, PRE Finance has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such senior debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by PRE Finance, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture; and

•	with respect to defeasance, PRE Finance has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of PRE Finance, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)

If after PRE Finance has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to senior debt securities of any series, (1) the holder of a senior debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the indenture or the terms of such senior debt security to receive payment in a currency other than that in which such deposit has been made in respect of such senior debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such senior debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such senior debt security as such senior debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such senior debt security into the currency in which such senior debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)

If PRE Finance effects covenant defeasance with respect to any of its senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such Event of Default.

New York Law to Govern

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

Concerning the Trustee

The Bank of New York is the senior debt securities indenture trustee and will be the principal paying agent and registrar for the senior debt securities. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates.

The trustee may resign or be removed with respect to one or more series of senior debt securities.

DESCRIPTION OF THE SENIOR DEBT SECURITIES GUARANTEE

Concurrently with any issuance by PRE Finance of its senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The Bank of New York will act as indenture trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of PRE Finance’s senior debt securities and is not complete. You should read the form of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantee, including the definitions of some of the terms used below. The form of guarantee has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related senior debt securities.

General

We will fully and unconditionally guarantee all obligations of PRE Finance under the indenture and the related senior debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of PartnerRe.

Because PartnerRe is a holding company, PartnerRe’s rights and the rights of its creditors, including the holders of PRE Finance’s senior debt securities who would be creditors of PartnerRe by virtue of the guarantee, and its shareholders to participate in any distribution of the assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, would be subject to prior claims of the subsidiary’s creditors and policyholders, except in some cases to the extent that PartnerRe is a creditor of the subsidiary. The right of creditors of PartnerRe, including the holders of PRE Finance’s senior debt securities who are creditors of PartnerRe by virtue of the guarantee, to participate in the distribution of the stock owned by PartnerRe in its subsidiaries, including PartnerRe’s insurance subsidiaries, may also be subject to the approval of insurance regulatory authorities having jurisdiction over such subsidiaries.

Unless otherwise provided in the applicable prospectus supplement, PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, PRE Finance’s senior debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or such other jurisdiction in which PartnerRe or any of its successors under the guarantee may be organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any such senior debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such senior debt security and the indenture to be then due and payable.

PartnerRe will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such senior debt security, (b) presented such senior debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such senior debt security could not have been presented for payment elsewhere, or (c) presented such senior debt security for payment more than 30 days after the date on which the payment in respect of such senior debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such senior debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such senior debt security to comply with any reasonable request by us or PRE Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such senior debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such senior debt security but only to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the senior debt security. (Section 5.08)

Waiver of Events of Default

The holders of not less than a majority of the outstanding principal amount of PRE Finance’s senior debt securities may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe and its consequences on any of its payment or other obligations under the senior debt securities guarantee agreement. (Section 2.06)

Amendments

The senior debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the senior debt securities. In addition, certain amendments affecting the obligations of PartnerRe may only be made in writing with the prior approval of each holder.

No consent of the holders of PRE Finance’s senior debt securities is required to amend the guarantee in a way that does not adversely affect in any material respect the rights of such holders. (Section 8.02)

New York Law to Govern

The senior debt securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 8.05)

PLAN OF DISTRIBUTION

PRE Finance may sell the senior debt securities in any one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers; or;

•	directly to a limited number of purchasers or a single purchaser, including our affiliates.

The prospectus supplement with respect to the senior debt securities will set forth the terms of the offering of the senior debt securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amount of the senior debt securities underwritten or purchased by each of them;

•	the purchase price of the senior debt securities and the proceeds to PRE Finance from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such senior debt securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Senior debt securities may be sold directly by PRE Finance or through agents designated by PRE Finance from time to time. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by PRE Finance to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the senior debt securities so offered and sold.

If senior debt securities are sold by means of an underwritten offering, we, as guarantor, and PRE Finance, as issuer, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters in connection with sales of the senior debt securities. The senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The senior debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the senior debt securities of a series if they purchase any of such senior debt securities.

PRE Finance may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If PRE Finance grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of senior debt securities, PRE Finance will sell such senior debt securities to the dealer as principal. The dealer may then resell such senior debt securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the senior debt securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

PRE Finance may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by PRE Finance or borrowed from PRE Finance or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from PRE Finance in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

PRE Finance may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in PRE Finance securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Senior debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for PRE Finance. Any remarketing firm will be identified and the terms of its agreements, if any, with PRE Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the senior debt securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with PartnerRe and/or PRE Finance to indemnification by PartnerRe and/or PRE Finance against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

PRE Finance may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase senior debt securities from PRE Finance, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by PRE Finance. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by PRE Finance of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Each series of senior debt securities will be a new issue and will have no established trading market. PRE Finance may elect to list any series of senior debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, PRE Finance shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the senior debt securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, PartnerRe and its subsidiaries (including PRE Finance) in the ordinary course of business.

LEGAL OPINIONS

Certain legal matters with respect to United States and New York law with respect to the validity of the offered securities will be passed upon for us and PRE Finance by Davis Polk & Wardwell, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us and PRE Finance by corporate counsel for PartnerRe. Certain legal matters will be passed on for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

General

We and PRE Finance have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to, among other things, the senior debt securities and the senior debt securities guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission subsequent to June 2001 are also available to you free of charge at the Commission’s website at http://www.sec.gov. Such information may also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, 17th Floor, New York, New York 10005.

PRE Finance

There are no separate financial statements of PRE Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the senior debt securities of PRE Finance because:

•	PartnerRe, a reporting company under the Exchange Act, indirectly wholly owns PRE Finance;

•

PRE Finance’s activities will be limited to issuing debt and lending the proceeds from the issuance to PartnerRe U.S. Corporation and any other activities necessary or incidental to these activities; and

•	the obligations of PRE Finance under the senior debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Senior Debt Securities Guarantee.”

PRE Finance is not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus.

We incorporate by reference the following previously filed documents:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 29, 2008 (file no. 001-14536);

(2) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed with the Commission on May 9, 2008; and

(3) Our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 9, 2008.

You may request free copies of these filings (other than the exhibits) by writing or telephoning us at the following address:

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Legal and Corporate Compliance

Telephone: (441) 292-0888

Fax: (441) 292-3060

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.

The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

SENIOR DEBT SECURITIES

of

PartnerRe Finance A LLC

Fully and Unconditionally Guaranteed

by

PartnerRe Ltd.

PROSPECTUS

May 19, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$0	*
Listing fees	$50,000
Trustee’s fees and expenses	$15,000
Printing and engraving expenses	$75,000
Accounting fees and expenses	$100,000
Legal fees and expenses	$100,000
Blue Sky fees and expenses	$5,000

Total	$345,000

*	A registration fee of $74,151 was previously paid in connection with the registration statement on Form S-3 (No. 333-124713) filed by the Registrants on May 6, 2005 of which $49,467 remained unutilized. Pursuant to Rule 457(p) under the Securities Act, the unutilized filing fee of $49,467 that was previously paid was applied to the filing fee payable in connection with this Registration Statement. Since this Registration Statement was originally filed on April 26, 2006, $22,717 of the previously paid fee remains unutilized.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

PartnerRe

Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

We have adopted provisions in our Bye-Laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

We have entered into employment agreements with certain of our executive officers and indemnification agreements with our directors which each contain provisions pursuant to which we have agreed to indemnify certain of our officers and directors as required by the Bye-Laws and maintain customary insurance policies providing for indemnification.

We have purchased insurance on behalf of our directors and officers for liabilities arising out of their capacities as such.

PartnerRe Finance

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The certificate of incorporation of PartnerRe Finance provides for indemnification of its directors against, and absolution of, liability to PartnerRe Finance and its stockholders to the fullest extent permitted by the DGCL. PartnerRe has purchased insurance on behalf of the directors and officers of PartnerRe Finance arising out of their capacities as such.

PRE Finance

PRE Finance is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. The limited liability company agreement of PRE Finance provides that the member of the company shall not be obligated personally for the debt, obligations or liabilities of the company solely by reason of being a member.

The limited liability company agreement of PRE Finance further provides that, to the fullest extent permitted by the laws of the State of Delaware and except in the case of bad faith, gross negligence or willful misconduct, no member or officer shall be liable to the company or any other member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer. Except in the case of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer, shall be indemnified and held harmless by the company to the fullest extent permitted by the laws of the State of Delaware for directors and officers of corporations organized under the laws of the State of Delaware. Any such indemnity provided shall be provided out of and to the extent of company assets only, and no member shall have personal liability on account thereof.

The Capital Trusts

Each restated trust agreement provides that PartnerRe Finance, as depositor, will indemnify each of the Trustees and their agents, officers, directors and employees or any predecessor Trustee for, and to hold them harmless against, any loss, damage, claims, liability, penalty or expense incurred without bad faith, negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such restated trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

For a statement of PartnerRe’s, PartnerRe Finance’s, PRE Finance’s and the Capital Trust’s undertaking with respect to indemnification of directors, officers and trustees see Item 17 below.

ITEM 16.	EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
1.1(1)	Form of Underwriting Agreement relating to common shares, preferred shares, depositary shares, debt securities and warrants of PartnerRe
1.2(1)	Form of Underwriting Agreement relating to debt securities issued by PartnerRe Finance II, Inc.
1.3(1)	Form of Underwriting Agreement relating to preferred securities issued by a Capital Trust
1.4(1)	Form of Underwriting Agreement relating to share purchase contracts
1.5(1)	Form of Underwriting Agreement relating to share purchase units
1.6(1)	Form of Underwriting Agreement relating to senior debt securities issued by PRE Finance
4.1(2)	Amended Memorandum of Association of PartnerRe
4.2(7)	Amended and Restated Bye-Laws of PartnerRe
4.3(3)	Specimen Common Share Certificate
4.4(4)	Certificate of Designation, Preferences and Rights of 6.50% Series D Cumulative Redeemable Preferred Shares
4.5(4)	Specimen Share for the 6.50% Series D Cumulative Redeemable Preferred Shares
4.6(5)	Certificate of Designation, Preferences and Rights of 6.75% Series C Cumulative Redeemable Preferred Shares
4.7(5)	Specimen Share Certificate for the 6.75% Series C Cumulative Redeemable Preferred Shares
4.8*	Form of Indenture between PRE Finance, PartnerRe as guarantor, and The Bank of New York
4.10(6)	Form of Senior Indenture between PartnerRe and JPMorgan Chase Bank
4.11(6)	Form of Subordinated Indenture between PartnerRe and JPMorgan Chase Bank
4.12(6)	Form of Senior Indenture between PartnerRe Finance II, Inc., PartnerRe as guarantor, and JPMorgan Chase Bank
4.13(6)	Form of Subordinated Indenture between PartnerRe Finance II, Inc., PartnerRe as guarantor, and JPMorgan Chase Bank
4.14(6)	Form of Junior Subordinated Indenture between PartnerRe Finance II, Inc., PartnerRe as guarantor, and JPMorgan Chase Bank
4.15(6)	Certificate of Trust of PartnerRe Capital Trust II, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001
4.16(6)	Certificate of Trust of PartnerRe Capital Trust III, dated as of December 11, 2001 and filed with the Delaware Secretary of State on December 11, 2001
4.17(6)	Trust Agreement of PartnerRe Capital Trust II, dated as of December 11, 2001
4.18(6)	Trust Agreement of PartnerRe Capital Trust III, dated as of December 11, 2001
4.19(6)	Form of Amended and Restated Trust Agreement of Capital Trust II
4.20(6)	Form of Amended and Restated Trust Agreement of Capital Trust III
4.21(6)	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust II
4.22(6)	Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Capital Trust III
4.23(6)	Form of Senior Debt Securities Guarantee Agreement with respect to the senior debt securities issued by PartnerRe Finance II, Inc.
4.24(6)	Form of Subordinated Debt Securities Guarantee Agreement with respect to the subordinated debt securities issued by PartnerRe Finance II, Inc.
4.25(6)	Form of Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities issued by PartnerRe Finance II, Inc.

Exhibit Number	Description
4.26(1)	Form of Depositary Agreement
4.27(1)	Form of Standard Share Purchase Contract Provisions
4.28(6)	Certificate of Incorporation of PartnerRe Finance II, Inc.
4.29(6)	By-Laws of PartnerRe Finance II, Inc.
4.30*	Form of Debt Securities Guarantee Agreement with respect to the senior debt securities issued by PRE Finance
5.1(8)	Opinion of Mr. Marc Wetherhill, corporate counsel of PartnerRe, as to the legality of the common shares, preferred shares, debt securities of PartnerRe, certain debt securities guarantees and the preferred securities guarantees
5.2(8)	Opinion of Davis Polk & Wardwell as to the legality of the senior, subordinated and junior subordinated debt securities, share warrants, debt warrants, depositary shares, preferred securities guarantees and share purchase contracts
5.3(8)	Opinion of Richards, Layton & Finger as to the legality of the trust preferred securities
5.4*	Opinion of Mr. Marc Wetherhill, corporate counsel of PartnerRe, as to the legality of the debt securities of PRE Finance and the debt securities guarantee by PartnerRe
5.5*	Opinion of Davis Polk & Wardwell as to the legality of the debt securities of PRE Finance
12.1*	Statement Re: Computation of Ratios
23.1(8)	Consent of Mr. Marc Wetherhill, corporate counsel of PartnerRe (included in Exhibit 5.1)
23.2(8)	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)
23.3(8)	Consent of Richards, Layton & Finger (included in Exhibit 5.3)
23.4*	Consent of Mr. Marc Wetherhill, corporate counsel of PartnerRe (included in Exhibit 5.4)
23.5*	Consent of Davis Polk & Wardwell (included in Exhibit 5.5)
23.6*	Consent of Deloitte & Touche
24.1(8)	Powers of Attorney (included on the signature page of the registration statement)
24.2*	Powers of Attorney (included on the signature page of this post-effective amendment)
25.1(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe
25.2(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe
25.3(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Senior Indenture of PartnerRe Finance II, Inc.
25.4(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Subordinated Indenture of PartnerRe Finance II, Inc.
25.5(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for the Junior Subordinated Indenture of PartnerRe Finance II, Inc.
25.6(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust II
25.7(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Property Trustee for the Amended and Restated Trust Agreement of Capital Trust III
25.8(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust II
25.9(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee Agreement of PartnerRe for the benefit of the holders of Preferred Securities of Capital Trust III
25.10(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Senior Debt Securities Guarantee Trustee under the Senior Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of senior debt securities of PartnerRe Finance II, Inc.
25.11(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Subordinated Debt Securities Guarantee Trustee under the Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of subordinated debt securities of PartnerRe Finance II, Inc.

Exhibit Number	Description
25.12(8)	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as Junior Subordinated Debt Securities Guarantee Trustee under the Junior Subordinated Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of junior subordinated debt securities of PartnerRe Finance II, Inc.
25.13*	Statement of Eligibility of The Bank of New York on Form T-1, as trustee for the Indenture of PRE Finance
25.14*	Statement of Eligibility of The Bank of New York on Form T-1, as Debt Securities Guarantee Trustee under the Debt Securities Guarantee Agreement of PartnerRe, for the benefit of the holders of debt securities of PRE Finance

*	Furnished herewith.

(1)	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

(2)	Previously furnished with the Registration Statement on Form F-3 of PartnerRe (Registration No. 333-7094) as filed with the Commission on June 20, 1997.

(3)	Previously furnished with our Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (file No. 000-22530), as filed with the Commission on March 26, 1997.

(4)	Previously furnished with our Current Report on Form 8-K, as filed with the Commission on November 12, 2004 (file No. 001-14536).

(5)	Previously furnished with our Current Report on Form 8-K, as filed with the Commission on May 2, 2003 (file No. 001-14536).

(6)	Previously furnished with the Registration Statement on Form S-3 of PartnerRe, Partner Re Finance, PartnerRe Capital Trust II and PartnerRe Capital Trust III (Registration No. 333-75196) as filed with the Commission on December 14, 2001.

(7)	Previously furnished with our Report on Form 10-Q for the period ended June 30, 2007, as filed with the Commission on August 9, 2007 (file No. 001-14536).

(8)	Previously furnished with our Registration Statement on Form S-3 (file No. 333-133573), as filed with the Commission on April 26, 2006.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PartnerRe Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 19th day of May 2008.

PARTNERRE LTD.

By:	/s/ Albert A. Benchimol
	Name:	Albert A. Benchimol
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Patrick A. Thiele	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2008

/s/ Albert A. Benchimol Albert A. Benchimol	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2008

* John A. Rollwagen	Chairman of the Board of Directors	May 19, 2008

* Vito H. Baumgartner	Director	May 19, 2008

* Robert M. Baylis	Director	May 19, 2008

* Judith Hanratty	Director	May 19, 2008

* Jan H. Holsboer	Director	May 19, 2008

* Jean-Paul Montupet	Director	May 19, 2008

* Rémy Sautter	Director	May 19, 2008

Lucio Stanca	Director	May 19, 2008

Signature	Title	Date

* Kevin M. Twomey	Director	May 19, 2008

* Jurgen Zech	Director	May 19, 2008

* PartnerRe U.S. Corporation By: Scott D. Moore President and Chief Executive Officer	Authorized Representative in the United States	May 19, 2008

*	Albert A. Benchimol, by signing his name hereto, does hereby sign this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Albert A. Benchimol
	Name:	Albert A. Benchimol
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PartnerRe Finance A LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, CT, on the 19 th day of May, 2008.

PARTNERRE FINANCE A LLC

By:	/s/ Scott D. Moore
	Name:	Scott D. Moore
	Title:	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

Each of the undersigned officers of PartnerRe Finance A LLC, a limited liability company organized under the laws of Delaware, hereby constitutes and appoints Scott D. Moore, Thomas L. Forsyth and Amanda Sodergren and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver this registration statement on Form S-3 and any and all amendments (including post-effective amendments) hereto, and to sign any registration statement for any offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of May, 2008.

Signature	Title

/s/ Scott D. Moore Scott D. Moore	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ John N. Adimari John N. Adimari	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Thomas L. Forsyth Thomas L. Forsyth	Executive Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PartnerRe Finance II Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, CT, on the 19th day of May, 2008.

PARTNERRE FINANCE II INC.

By:	/s/ Scott D. Moore
	Name:	Scott D. Moore
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of May, 2008.

Signature	Title

/s/ Scott D. Moore Scott D. Moore	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

* John N. Adimari	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Thomas L. Forsyth Thomas L. Forsyth	Executive Vice President, Secretary and Director

*	Scott D. Moore, by signing his name hereto, does hereby sign this Registration Statement pursuant to the Power of Attorney executed by John N. Adimari and filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PartnerRe Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, CT, on the 19th day of May, 2008.

PARTNERRE CAPITAL TRUST II

By:	PartnerRe Finance II Inc., as Depositor

By:	/s/ Scott D. Moore
	Name:	Scott D. Moore
	Title:	Chairman, President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PartnerRe Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, CT, on the 19th day of May, 2008.

PARTNERRE CAPITAL TRUST III

By:	PartnerRe Finance II Inc., as Depositor

By:	/s/ Scott D. Moore
	Name:	Scott D. Moore
	Title:	Chairman, President and Chief Executive Officer